Exhibit 10.1

AMPHITRITE DIGITAL INCORPORATED
SUBSCRIPTION AGREEMENT

This Stock Subscription Agreement (the “Agreement”) is made and effective [DATE]

BETWEEN:	Amphitrite Digital Incorporated (the “Company”), a company organized and existing under the laws of the United States Virgin Islands, with its head office located at:

Merchants Financial Center, 4068 Tutu Park Mall, Suite 202, St Thomas, United States Virgin Islands, 00802, United States

AND:	The undersigned a [INDIVIDUAL OR CORPORATION] [INSERT RESIDING IN OR INCORPORATED IN STATE], [the “INVESTOR”].

1.	SUBSCRIPTION

Subject to the terms and conditions hereof, the Investor hereby subscribes to purchase that number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth on the signature page of this Agreement at a purchase price of $1.00 per share (“Purchase Price”). Payment for the Common Stock shall be made in by wire transfer, or by certified bank or cashier’s check payable in immediately available funds in the amount of the Purchase Price made payable to the order of the Company and such payment shall be delivered on or prior to the execution and delivery of this Agreement.

2.	TERMS OF SUBSCRIPTION

The Investor acknowledges and agrees that this Agreement is made subject to the following terms and conditions:

a)	The Investor hereby intends that his signature hereon shall constitute a subscription to the Company for the number of shares of Common Stock specified on the signature page of this Agreement.

b)	This subscription for the purchase of Common Stock is subject to acceptance by the Company and does not, prior to acceptance, bind the Company to sell the shares of Common Stock to the Investor. The Company shall have the right to accept or reject this subscription, in whole or in part, in its sole and absolute discretion for any reason.

c)	This subscription is and shall be irrevocable unless and until (i) this subscription is for any reason rejected, or (ii) this Agreement is terminated.

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3	REPRESENTATIONS, WARRANTIES, AND COVENANTS OF INVESTOR

The Investor hereby represents, warrants, and covenants to the Company that:

a)	The Investor acknowledges that the Investor has been advised and understands that the Common Stock to be acquired pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under the securities laws of any other jurisdiction and are being sold in reliance upon an exemption from registration under such laws. Accordingly, the Investor understands that the Investor may not sell, pledge, hypothecate, dispose of, or otherwise transfer (a “Transfer”) the Common Stock unless such shares are subsequently registered and qualified under such laws or, in the opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. The Investor further understands that (i) the Shareholders Agreement, dated April 1, 2022, by and among the Company and the shareholders identified therein (the “Shareholders Agreement”) contains certain restrictions on any Transfer of the Common Stock, and (ii) any Transfer that is permitted under the Shareholders Agreement must satisfy certain legal, procedural and other requirements.

b)	The Investor is the sole and true party in interest, and is acquiring the Common Stock solely for his or her own account, not as a nominee, agent, or representative for any person, for investment purposes only, and not with an intent or a view to the sale or distribution of any part thereof within the meaning of Section 2(a)(11) of the Securities Act. By executing this Agreement, the Investor further represents that he or she does not have any present intent of making a Transfer of, granting a participation in, or otherwise distributing the Common Stock in a manner contrary to the Securities Act or the securities laws of any other applicable jurisdictions, nor does the Investor have any contract, undertaking, agreement, or arrangement with any person to Transfer, grant any participation in, or otherwise distribute any of the Common Stock to such person. The Investor does not presently have any reason to anticipate any change in circumstances or other particular occasion or event which would cause the Investor to need to sell the Common Stock, except in compliance with the terms of this Agreement, the Shareholders Agreement, and the securities laws of all applicable jurisdictions.

c)	The Investor understands and acknowledges that only the Company can register the Common Stock under applicable securities laws; the Company has not registered the Common Stock under the Securities Act or the securities laws of any other jurisdiction; no public market for the Common Stock currently exists; and, as a result, an investment in the Common Stock may not be liquid and the Investor must bear the economic risk of the investment indefinitely. In this regard, the Investor further represents that the Investor has adequate means of providing for the Investor’s current needs and possible personal contingencies; the Investor can afford to bear the economic risk of holding the Common Stock for an indefinite period of time; and the Investor has no need for liquidity in the Investor’s investment in the Common Stock. The Investor has the net worth sufficient to bear the risks of and to sustain a complete loss of the Investor’s entire investment in the Company.

d)	The Investor hereby agrees that it will not, directly or indirectly, offer to Transfer or to Transfer any shares of Common Stock (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any shares of Common Stock), except in compliance with this Agreement and the Securities Act, the securities laws of all other applicable jurisdictions, and the rules and regulations promulgated thereunder.

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e)	The Investor recognizes that in the future the Company may not satisfy the requirements which would permit the undersigned to sell the Common Stock pursuant to Rule 144 promulgated under the Securities Act.

f)	The Investor further acknowledges that it has, alone or together with its purchaser representative (“Purchaser Representative”), sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Stock.

g)	The Investor recognizes that an investment in the Common Stock and in the Company involves certain risks, and the Investor has taken full cognizance of, understands, and is willing to bear the risks related to the purchase of the Common Stock [including, without limitation, those risk factors set forth in Attachment A to this Agreement, which Attachment A is incorporated herein by reference].

h)	The Investor is aware and understands that no federal or state agency has made any finding or determination as to the fairness of this offering nor has made any recommendation or endorsement of the Common Stock.

i)	The Investor represents and confirms that the address set forth on the signature page is the Investor’s true and correct residence, and that the Investor has no present intention of becoming a resident of any other state or jurisdiction. The social security number set forth on the signature page hereof is the Investor’s true and correct social security number.

j)	The Investor confirms that prior to the sale of the Common Stock to the Investor pursuant to this Agreement, the Investor and the Investor’s Purchaser Representative, if any: (i) has been given access to all material books and records of the Company and all material contracts and documents relating to the sale of the Common Stock pursuant to this Agreement; (ii) has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of the sale of the Common Stock by the Company; and (iii) has been given the opportunity to obtain any additional information which the Investor or the Investor’s Purchaser Representative, if any, deems necessary to verify the accuracy of the information supplied to them. The Investor further confirms that the Investor has been furnished with all such requested information and all questions asked by the Investor have been answered to the full satisfaction of the Investor and the Investor’s Purchaser Representative, if any.

k)	The Investor further represents that, in connection with the purchase of the Common Stock, the Investor has not relied on any statement or representation of the Company or of any of its affiliates, attorneys, agents, or other representatives, except a specifically set forth or referenced in this Agreement.

l)	The Investor:

[   ] is an “Accredited Investor” under Regulation D promulgated under the Securities Act for the reasons set forth in Attachment [A][B] to this Agreement, which Attachment [A][B] is incorporated herein by reference.

[   ] although not an Accredited Investor, has such knowledge and experience in financial and business matters that it is are capable of evaluating the merits and risks of an investment in the Common Stock on the basis of its investment experience, business experience, professional experience, and/or education.

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[   ] is not an Accredited Investor, but it has discussed with its Purchaser Representative who is knowledgeable and experienced in such matters whether an investment by the Investor in the Common Stock is appropriate in light of the Investor’s financial circumstances and have received the advice of such Purchaser Representative with respect to the merits and risks of such an investment. Together with such Purchaser Representative, and with the benefit of his advice, the Investor has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Common Stock.

If the Investor IS NOT an “Accredited Investor,” such Investor acknowledges and agrees that the Company may require, as a condition to the Investor’s purchase of the Common shares, that the Investor furnish the Company with information requested and considered necessary by the Company to evaluate the suitability of the Investor’s potential investment in the Common Stock and to demonstrate that the Investor has the knowledge and experience as to be capable of evaluating the merits and risks of an investment in the Common Stock (to the extent that the Investor does not have a Purchaser Representative).

m)	The Investor is not subject to any “bad actor” disqualification as set forth in Rule 506(d) of Regulation D or any similar disqualification provision that could adversely affect the Company’s reliance on any federal or state securities registration exemption or that could otherwise adversely affect the offering of the Securities.

n)	The Investor acknowledges and understands that the representations, warranties, and covenants contained in this Agreement are being furnished, in part, and will be relied on by the Company in determining whether this offering of its Common Stock is exempt from registration under the Securities Act and the securities laws of all other applicable jurisdictions and, accordingly, confirms that all such statements contained herein are true, complete, and accurate as of the date hereof, and shall be true, accurate, and complete as of the date that this Agreement is accepted, and shall survive such acceptance. If any events occur or circumstances exist prior to the issuance of the Common Stock to the Investor which would make any of the representations, warranties, agreements, or other information set forth herein untrue or inaccurate, the Investor agrees to immediately notify the Company in writing of such fact specifying which representations, warranties, or covenants are not true, correct, or accurate, and the reasons therefor.

4	INDEMNIFICATION

The Investor acknowledges and understands the meaning and legal consequences of the representations, warranties, and covenants contained in this Agreement, and agrees to indemnify and hold harmless the Company and its managers, agents, employees, and representatives from and against any and all losses, damages, costs, expenses (including, without limitation, attorney’s fees and costs), and liabilities due to or arising out of any misrepresentations, misstatements, or omissions with respect to, any of the representations or warranties, or a breach of any of the covenants or agreements, contained in this Agreement by the Investor.

5	AUTHORITY

The Investor is an individual and has full legal capacity to enter into this Agreement and make the representations, warranties and agreements contained herein, to execute this Agreement and the Shareholders Agreement, and to purchase the Common Stock subscribed for hereunder.

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6	SHAREHOLDERS AGREEMENT

As a condition to the sale of the Common Stock to the Investor pursuant to this Agreement, the Investor shall execute and deliver the Shareholders Agreement contemporaneously with the execution and delivery of this Agreement and thereby agree that all such shares of Common Stock sold to the Investor hereby are subject to the terms and conditions of the Shareholders Agreement pursuant to which the Investor shall be a party.

7	GENERAL PROVISIONS

a)	Transferability. Neither this Agreement, nor any of the Investor’s rights, obligations, duties or benefits hereunder may be transferred without the written consent of the Company. Any purported transfer hereof in violation of the foregoing restriction shall be null and void. The Investor further agrees that the Investor may only Transfer the Common Stock acquired pursuant to this Agreement in accordance with the transfer restrictions described herein and in the Shareholders Agreement.

b)	Revocation. The Investor agrees that the Investor will not cancel, terminate, or revoke this Agreement or any agreement the Investor has made under this Agreement, and that this Agreement shall survive the Investor’s death or disability, except as provided in Section 7(c) of this Agreement.

c)	Termination. This Agreement may be terminated: (i) at any time by the Company if, in its sole discretion, it determines to terminate or cancel this offering of the Common Shares prior to the closing of their sale to the Investor, or (ii) by the Company if the representations or warranties shall not be true, complete, and accurate prior to the acceptance of this subscription by the Company. In the event of any such termination of this Agreement, except for Section 4, 5, and 7 of this Agreement which shall survive any such termination, this Agreement shall be null and void and of no further force or effect.

d)	No Waiver. The failure of the Company to exercise any right or remedy under this Agreement, or any delay by the Company in exercising same, will not operate as a waiver thereof. No waiver by the Company is effective unless and until it is in writing and signed on behalf of the Company.

e)	Notices. All notices and other communications given or made under this Agreement shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered or certified mail, return receipt requested, postage prepaid, to the other party at the address of such other party set forth in this Agreement.

f)	Legends. The Investor confers full authority upon the Company to affix the following legends to the face of the certificate or certificate representing the Common Stock tendered thereby as payment of the Purchase Price:

THE SECURITIES PRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, PLEDGED, ASSIGNED, OR HYPOTHECATED, DISPOSED OF, OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION REGISTERED UNDER SUCH ACTS, UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF ALL OTHER APPLICABLE JURISDICTIONS.

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[THE SECURITIES ISSUED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDERS AGREEMENT, DATED AS OF APRIL 1, 2022, THE PROVISIONS OF WHICH ARE INCORPORATED HEREIN BY REFERENCE. THE SHAREHOLDERS AGREEMENT PROVIDES, AMONG OTHER THINGS, THAT THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON WHO HAS NOT EXPRESSLY ASSUMED THE OBLIGATIONS OF SUCH AGREEMENT AND CONTINUES, AMONG OTHER THINGS, PROVISIONS WHICH LIMIT THE TRANSFER OF THIS SECURITY. A COPY OF THE SHAREHOLDERS AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.]

g)	Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

h)	Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Territory of the United States Virgin Islands. This Agreement and the rights, powers, and duties set forth herein shall be binding upon the Investor, and the Investor’s heirs, estate, legal representatives, successors, and permitted assigns, and shall inure to the benefit of the Company, its successors, and assigns. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

IN WITNESS WHEREOF, I have executed this Agreement this ___ day of __________, 20__.

Number of shares of Common Stock subscribed for:

Aggregate Purchase Price of shares subscribed for:	$

The Common Stock subscribed for hereby are being purchased as follows:

Signature of Investor	Signature of Co-Investor If any

Print Name	Print Name

Title, if applicable	Title, if applicable

Mailing Address	Mailing Address

City, State, Zip	City, State, Zip

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ATTACHMENT [A]

Accredited Investor Status

The Investor hereby represents and warrants to the Company that such Investor is an “accredited investor,” as that term is defined under Rule 501(a) of Regulation D for the following reasons (please initial all that apply):

_______	The Investor is a natural person whose net worth on the date of this Agreement (i.e., excess of total assets over total liabilities) exceeds $1,000,000. See the definition of “Net Worth” below.

_______	The Investor is a natural person and had Income in excess of $200,000 in each of the two most recent years and reasonably expects to have Income in excess of $200,000 in the current year. See the definition of “Income” below.

_______	The Investor, together with the Investor’s spouse, had joint Income in excess of $300,000 in each of the two most recent years and reasonably expects to have joint Income in excess of $300,000 in the current year. See the definition of “Income” below.

_______	The Investor is a director, executive officer, or general partner of the Company or is a director, executive officer or general partner of a general partner of the Company.

_______	The Investor, if not an individual, is a corporation, a corporation, a Massachusetts or similar business trust, or a limited partnership with total assets in excess of $5 million, not formed for the specific purpose of acquiring the Common Stock.

_______	The Investor, if not an individual, is a trust with total assets in excess of $5 million, not formed for the specific purpose of acquiring the Common Stock whose purchase decisions are directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

_______	The Investor, if not an individual, is an organization qualified under Section 501(c)(3) of the Internal Revenue Code with total assets in excess of $5 million, not formed for the specific purpose of acquiring the Common Stock.

_______	The Investor, if not an individual, is a private business development company as defined under Section 202(a)(22) of the Investment Advisers Act of 1940.

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_______	The Investor, if not an individual, is (i) a bank or an insurance company (as defined under the Securities Act), (ii) a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, (iii) an investment company registered under, or a business development company as defined under, the Investment Company Act of 1940, (iv) a Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Development Act of 1958, (v) a plan established and maintained by any state, its political subdivisions, or any agency or instrumentality thereof for the benefit of its employees with total assets in excess of $5 million, (vi) an employee benefit plan under ERISA where the decisions are made by a plan fiduciary which is a bank, an insurance company or registered investment adviser or the plan has with total assets in excess of $5 million or, if self-directed, investment decisions are made sole by accredited investors.

_______	The Investor, if not an individual, is an entity in which all of the equity owners are accredited investors meeting at least one of the standards set forth above.

For the purposes of this Investor Questionnaire, “Income” is computed by adding the following items to adjusted gross income as computed for federal income tax purposes (but not including any amounts attributable to a spouse or property owned by a spouse): any deductions for long-term capital gain or depletion, any exclusion of interest earned on tax-exempt bonds, any losses allocated from a limited partnership, amounts contributed to an IRA, 401(k) or retirement plan, and alimony payments.

For purposes of this Investor Questionnaire, the calculation of “Net Worth,” which is the amount that the Investor’s assets exceed his or her liabilities, excluding from such calculation (i) the estimated fair market value of the Investor’s primary residence, and (ii) the amount of any indebtedness secured by the Investor’s primary residence, in an amount up to the estimated fair market value of such residence, shall not be included as a liability. If the indebtedness secured by the Investor’s primary residence exceeds the estimated fair market value of such residence, such excess shall be treated as liability. Notwithstanding clause (ii) above, any increase in the amount of debt secured by the Investor’s primary residence that is incurred within 60 days prior to the issuance of the Common Stock to the Investor shall be included as a liability, even where the estimated fair market value of such residence continues exceed the total debt secured by the residence.

The Investor agrees that the Investor will furnish, upon request of the Company, a copy of the Investor’s financial statement to the Company for purposes of verifying the Accredited Investor status of the Investor

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